UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2016

ITUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-11254	11-2622630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12100 Wilshire Boulevard, Suite 1275 Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 484-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2016, ITUS Corporation (the “Company”) appointed Mike Catelani as Chief Financial Officer of the Company effective as of November 1, 2016.

Mr. Catelani, age 49, is a seasoned executive with over 25 years of experience in finance, auditing, and operations. Previously, Mr. Catelani co-founded Tacere Therapeutics, Inc., a privately held biotechnology company, and served as its Chairman, President and Chief Financial Officer until its sale. Prior to Tacere, Mr. Catelani served on the Board of Directors and was the Chief Financial Officer of Benitec Biopharma Limited, an Australian Stock Exchange-listed biotechnology company. Prior to Benitec, Mr. Catelani served as Vice President and Chief Financial Officer at Axon Instruments, a U.S. corporation publicly traded on the Australian Stock Exchange that is a leading designer and manufacturer of instrumentation and software systems for biotechnology and diagnostics research. Prior to Axom, Mr. Catelani served as the Vice President of Finance for Media Arts Group, Inc., an NYSE-listed company. Mr. Catelani has also worked with several early stage start-up companies in a variety of industries, including biotechnology, retail, waste water recovery, and distributed power generation, in both advisory and management roles and has served as a contract Chief Financial Officer to a number of established businesses in the biotechnology field. Mr. Catelani began his professional career at Ernst & Young and is a CPA. He received his B.S. degree in business administration, with a concentration in accountancy, from Sacramento State University and earned his MBA from the University of California, Davis.

In connection with Mr. Catelani’s appointment as Chief Financial Officer he will receive an annual base salary of $150,000 per year. The Company will also grant Mr. Catelani options to purchase an aggregate of 50,000 shares of the Company’s common stock with an exercise price to be determined based upon the closing sales price of our common stock on the trading day of the approval of such options by the Company’s Compensation Committee. The options will vest over a three year period, with one third of the options vesting on the first anniversary of Mr. Catelani’s employment and the remaining two thirds of the options vesting quarterly over the remaining two year period. The options otherwise have the same terms and conditions as options granted under the Company’s 2010 Share Incentive Plan.  The full text of the 2010 Share Incentive Plan is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on July 20, 2010.

Mr. Catelani has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of the Regulation S-K. There is no family relationship between Mr. Catelani and any other director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.

Mr. Catelani will be replacing Henry Herms, the current Vice President – Finance and Chief Financial Officer, who will retire on December 31, 2016. Mr. Herms will step down as Vice President – Finance and Chief Financial Officer on November 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2016

ITUS CORPORATION

By:/s/ Robert A. Berman

       Name: Robert A. Berman

       Title: President and Chief Executive Officer